STATE OF NEVADA

ROSS MILLER

Secretary of State

SCOTT W. ANDERSON

Deputy Secretary for Commercial Recordings

OFFICE OF THE

SECRETARY OF STATE

Certified Copy

August 13, 2008

Job Number: Reference Number: Expedite: Through Date:

C20080813-2056 00001976640-23

The undersigned filing officer hereby certifies that the attached copies are true and exact copies of all requested statements and related subsequent documentation filed with the Secretary of State’s Office, Commercial Recordings Division listed on the attached report.

Document Number(s)

20080541022-04

Description

Amendment

Number of Pages

1 Pages/2 Copies

Respectfully,

ROSS MILLER Secretary of State

By

Certification Clerk

Commercial Recording Division

202 N. Carson Street

Carson City, Nevada 89701-4069

Telephone (775) 684-5708

Fax (775) 684-7138

ROSS MILLER

Secretary of State

204 North Carson Street, Ste 1

Carson City, Nevada 89701-4299

(776) 684 5708

Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78390)

Filed in the office of

Ross Miller

Secretary of State

State of Nevada

Document Number

200805410022-04

Filing Date and Time

08/13/2008 1:40 PM

Entity Number

C25198-1998

USE BLACK MIX ONLY – DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation

For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 – After Issuance of Stock)

1. Name of Corporation:

INCA DESIGNS, INC.

2. The articles have been amended as follows: (provide article numbers, if available)

The first paragraph of Article 4 is amended to read as follows:

The total number of shares of stock of all classes which the Corporation has authority to issue is 2,510,000,000 shares, of which 2,500,000,000 shares shall be common stock with a par value of $.0001 per share (“Common Stock”), and 10,000,000 shares shall be preferred stock with a per value of $.0001 per share (“Preferred Stock”).

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendments is.

51.6%

4. Effective date of filling: (optional) 8/13/08

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

Signature of Officer

* If any proposed amendment would after or change any preference or any relative or other right given to any class or series of outstanding shares then the amendment must be approved by the vote, in addition to the alternative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees:

Nevada Secretary of state Amend Profit-After

Reviewed 7-1-08